UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 19, 2011

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 19, 2011, TIBCO Software Inc. (“TIBCO”) and TIBCO International Holdings, B.V. (“TIBCO BV”), a subsidiary of TIBCO organized under the laws of the Netherlands, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with each of the lenders party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Agent”), Citibank, N.A., as Syndication Agent, and Union Bank, N.A. and U.S. Bank National Association, as Co-Documentation Agents, providing for a credit facility that amends and replaces TIBCO’s existing credit facility dated as of November 2, 2009. The Credit Agreement provides for an unsecured revolving credit facility to be made to TIBCO and TIBCO BV as borrowers, in an amount of up to $250.0 million, with an option for TIBCO to request that the Lenders increase the aggregate amount of the commitments under the credit facility by an amount of up to $100.0 million, for a total credit facility of up to $350.0 million, to be made in United States Dollars. Up to $240.0 million of the initial amount available under the credit facility may be made in Euros, Sterling or Yen, or in such other currency as the borrowers and Lenders may agree. The Credit Agreement has sublimits for swing line loans of up to $10.0 million and for the issuance of standby letters of credit in a face amount of up to $50.0 million. On December 19, 2011, $30.0 million of revolving loans outstanding under the existing credit facility were converted to revolving loans under the Credit Agreement.

Revolving loans accrue interest at a per annum rate based on, at TIBCO’s option (i) the base rate plus a margin ranging from 0.25% to 1.00%, or (ii) the LIBOR rate for interest periods of 1, 2, 3 or 6 months plus a margin ranging from 1.25% to 2.00%, in each case based on TIBCO’s consolidated leverage ratio. The base rate is the highest of (i) Bank of America, N.A.’s prime rate, (ii) the federal funds rate plus 0.50%, and (iii) the LIBOR rate for a 1-month interest period plus 1.00%. TIBCO is also obligated to pay commitment fees, letter of credit fees and other customary fees for a credit facility of this size and type.

Revolving loans may be borrowed, repaid and reborrowed until December 19, 2016, at which time all amounts borrowed must be repaid. Accrued interest on the loans is payable quarterly in arrears with respect to base rate loans and at the end of each interest rate period (or at each three month interval in the case of loans with interest periods greater than three months) with respect to LIBOR rate loans. TIBCO may prepay the loans or terminate or reduce the commitments in whole or in part at any time, without premium or penalty, subject to certain conditions and reimbursement of certain costs in the case of LIBOR rate loans.

On December 19, 2011, TIBCO entered into a Company Guaranty, dated as of December 19, 2011 (the “Company Guaranty”), in favor of Agent, pursuant to which TIBCO guaranteed the obligations of TIBCO BV under the Credit Agreement. On December 19, 2011, TIBCO Software B.V., a subsidiary of TIBCO organized under the laws of the Netherlands (“TIBCO Software”), entered into a Subsidiary Guaranty (Netherlands), dated as of December 19, 2011 (the “Subsidiary Guaranty”), in favor of Agent, pursuant to which TIBCO Software guaranteed the obligations of TIBCO BV under the Credit Agreement. Future material domestic subsidiaries of TIBCO will be required to guaranty TIBCO’s obligations under the Credit Agreement, and future material domestic and material foreign subsidiaries of TIBCO will be required to guarantee TIBCO BV’s obligations under the Credit Agreement.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict TIBCO and its subsidiaries’ ability to, among other things, grant liens, make investments, make acquisitions, incur indebtedness, merge or consolidate, dispose of assets, pay dividends or make distributions, repurchase stock, change the nature of its business, enter into certain transactions with affiliates and enter into burdensome agreements, in each case subject to customary exceptions for a credit facility of this size and type. TIBCO is also required to maintain compliance with a consolidated interest coverage ratio and a consolidated leverage ratio.

The Credit Agreement includes customary events of default that include, among other things, non-payment defaults, covenant defaults, inaccuracy of representations and warranties, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement and a requirement that TIBCO and TIBCO Software pay all obligations under their respective guarantees. During the existence of an event of default, interest on the obligations under the Credit Agreement could be increased by 2.00%.

A copy of the Credit Agreement, the Company Guaranty and the Subsidiary Guaranty are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report and are incorporated by reference herein. The above description is qualified in its entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of December 19, 2011, by and among TIBCO Software Inc., TIBCO International Holdings, B.V., as Designated Borrower, each of the lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank, N.A. as Syndication Agent, and Union Bank, N.A. and U.S. Bank National Association, as Co-Documentation Agents

10.2	Company Guaranty, dated as of December 19, 2011, made by TIBCO Software Inc., in favor of Bank of America, N.A., as Administrative Agent

10.3	Subsidiary Guaranty (Netherlands), dated as of December 19, 2011, made by TIBCO Software B.V., in favor of Bank of America, N.A., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: December 21, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of December 19, 2011, by and among TIBCO Software Inc., TIBCO International Holdings, B.V., as Designated Borrower, each of the lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank, N.A. as Syndication Agent, and Union Bank, N.A. and U.S. Bank National Association, as Co-Documentation Agents

10.2	Company Guaranty, dated as of December 19, 2011, made by TIBCO Software Inc., in favor of Bank of America, N.A., as Administrative Agent

10.3	Subsidiary Guaranty (Netherlands), dated as of December 19, 2011, made by TIBCO Software B.V., in favor of Bank of America, N.A., as Administrative Agent